EXHIBIT 99(b)

The Bausch & Lomb 401(k) Account Plan

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Jurij Z. Kushner, Member of the Bausch & Lomb Incorporated Employee Benefits Administration Committee, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.

the Annual Report on <RForm 11-K/A> for the Bausch & Lomb 401(k) Account Plan (the "Plan") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement required by Section 906 has been provided to the Plan Administrators and will be retained by the Plan Administrators and furnished to the Securities and Exchange Commission or its staff upon request.
/s/ Jurij Z. Kushner Member, Bausch & Lomb Incorporated Employee Benefits Administration Committee
<RDate: June 30, 2003>